Exhibit 99.1

CONTACT:      Investor Relations       (214) 792-4415

SOUTHWEST AIRLINES REPORTS FIRST QUARTER EARNINGS

DALLAS, TEXAS – April 17, 2008 – Southwest Airlines (NYSE:LUV) today reported its first quarter 2008 results.  Net income for first quarter 2008 was $34 million, or $.05 per diluted share, compared to $93 million, or $.12 per diluted share, for first quarter 2007.  Excluding special items, first quarter 2008 net income was $43 million, or $.06 per diluted share, compared to $33 million, or $.04 per diluted share, in first quarter 2007.  The first quarter 2008 results exceed First Call’s mean estimate of $.01 per diluted share.   Refer to the reconciliation in the accompanying tables for further information regarding special items.

First Quarter 2008 Financial Highlights:
-	Record first quarter revenues of $2.53 billion, up 15 percent
-	Net income, excluding special items, of $43 million, up 30 percent
-	Net income per diluted share, excluding special items, of $.06, up 50 percent

Gary C. Kelly, CEO, stated: “Considering the weak economy and soaring jet fuel prices, we are very pleased to report a 30 percent year-over-year increase in first quarter 2008 earnings, excluding special items.  Our earnings growth resulted from record first quarter 2008 operating revenues of $2.53 billion, which increased a strong 15.1 percent from a year ago, or 8.2 percent on an available seat mile (ASM) basis.   Benefiting from the Easter shift to March this year (versus April last year), this was the best quarterly performance since second quarter 2006.  With our new revenue initiatives well underway, our load factor of 69.8 percent was a record first quarter performance, and our passenger yields per revenue passenger mile (RPM) were up 4.7 percent compared to first quarter 2007.
“Taking into account the Easter shift to March, traffic thus far in April has been solid, and bookings for the remainder of second quarter 2008 appear strong.  Barring a further slowdown in the domestic economy, based on current trends, which include encouraging results from our revenue initiatives and the airline industry's domestic capacity outlook, we expect favorable year-over-year unit revenue results again in second quarter 2008.

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“While we are pleased with our revenue performance, we are concerned about soaring energy costs.  Our first quarter 2008 unit costs, excluding special items, increased 7.3 percent due largely to the significant increase in our economic jet fuel costs.  Even with $302 million in favorable cash settlements from derivative contracts, our first quarter 2008 economic jet fuel costs increased 20.7 percent to $1.98 per gallon.   We have derivative contracts in place for approximately 70 percent of our second quarter 2008 estimated fuel consumption, capped at an average crude-equivalent price of approximately $51 per barrel.  Based on this derivative position and yesterday’s market prices, we currently anticipate our second quarter 2008 economic jet fuel costs will be in the $2.35 per gallon range, significantly higher than first quarter even with anticipated hedging gains significantly higher than first quarter.  For the full year 2008, we have derivative contracts for over 70 percent of our estimated fuel consumption at an average crude-equivalent price of approximately $51 per barrel.
 “Our first quarter 2008 unit costs, excluding fuel, increased 2.4 percent over last year, which was better than we anticipated.   Based on current cost trends, we expect our second quarter 2008 unit costs, excluding fuel, to increase from first quarter 2008’s 6.70 cents.
“Although we are pleased with the progress of our revenue initiatives and optimistic that we can continue to grow revenues, we cannot ignore the threat of volatile and unprecedented jet fuel prices.  We will continue to take steps to restore our profit margins, including an ongoing rigorous review of our flight schedule to eliminate nonproductive flying.  Presently, we still plan to accept 29 new Boeing 737-700s in 2008, but we are reviewing our previous plan to retire 22 aircraft in light of this month’s dramatic industry developments.  We have flexibility to adjust our fleet plans and are well-positioned to respond to a rapidly changing environment.
"For 2009, we have decided to reduce our fleet growth.  Prior to today's announcement, we had 28 737-700 aircraft (25 firm and three options) scheduled for delivery from Boeing in 2009.  Our revised plan is to grow our fleet in 2009 by no more than 14 737-700 aircraft, which is half our previous plan, assuming no retirements, and will bring our 2009 year-over-year ASM capacity growth to two to three percent.  As a result of this change, 14 aircraft deliveries (11 firm and three options) have been deferred to 2015.  We have also moved 12 2010 deliveries into 2013-2015 (one option in 2013, eight options in 2014, and three options in 2015).  Further, we have exercised a total of 12 options with Boeing for delivery in 2010-2012 (six firm in 2010, three firm in 2011, and three firm in 2012), bringing our firm orders for 2008 through 2015 to 125.  We now have 67 options, with delivery positions available in 2010 through 2015, and 54 purchase rights for delivery through December 31, 2018 (see accompanying Revised 737-700 Delivery Schedule)."

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Southwest will discuss its first quarter 2008 results on a conference call at 11:30 a.m. Eastern Time today.  A live broadcast of the conference call will be available at southwest.com.

Operating Results
Total operating revenues for first quarter 2008 increased 15.1 percent to $2.53 billion, compared to $2.20 billion for first quarter 2007.  Total first quarter 2008 operating expenses were $2.44 billion, compared to $2.11 billion in first quarter 2007.  Operating income for first quarter 2008 was $88 million compared to $84 million in first quarter 2007.  Excluding special items, operating income was $99 million in first quarter 2008 compared to $70 million last year.
“Other expenses” were $51 million for first quarter 2008, compared to $65 million in “other income” for first quarter 2007.  The $116 million swing resulted primarily from $23 million in “other losses” recognized in 2008 versus $83 million in “other gains” recognized in 2007.  In both periods, these “other (gains) losses” principally resulted from unrealized gains/losses associated with Statement of Financial Accounting Standard (SFAS) 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.  The cost of the hedging program (which includes the premium costs of derivative contracts) of $14 million in first quarter 2008 and first quarter 2007 is also included in "other (gains) losses.”  The $10 million year-over-year increase in net interest expense for first quarter 2008 resulted from lower interest rates on cash, cash equivalents, and investments and lower Boeing aircraft progress payments, which generated reduced capitalized interest.
The first quarter 2008 income tax rate was approximately 9 percent compared to approximately 38 percent for first quarter 2007. The significant decrease in first quarter 2008’s income tax rate was primarily due to a decrease in first quarter deferred tax liability by approximately $12 million as a result of a January 2008 reversal by the State of Illinois of an August 2007 increase under a State of Illinois income tax law.
Net cash provided by operations for first quarter 2008 was $964 million, which included a $570 million increase in fuel derivative collateral deposits related to future periods.  Capital expenditures for the first quarter 2008 were $364 million.  On January 17, 2008, the Company’s Board of Directors authorized a new share repurchase program to acquire up to $500 million of the Company’s common stock, of which $54 million (4.4 million shares of common stock) was purchased during first quarter 2008.  The Company has not repurchased any common stock since February 15, 2008 and currently does not believe it is prudent to repurchase shares considering today’s unstable financial markets and soaring fuel prices.

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 The Company ended first quarter 2008 with $3.1 billion in cash and short-term investments, which included $2.6 billion in fuel derivative cash collateral deposits.  In addition, the Company had a fully available unsecured revolving credit line of $600 million.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements relating to (i) the Company's expectations regarding future results of operations; and (ii) its plans for fleet growth.  These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) the price and availability of aircraft fuel; (ii) the Company's ability to timely and effectively prioritize its revenues initiatives and its related ability to timely implement and maintain the necessary information technology systems and infrastructure, and other techniques and processes to support these initiatives; (iii) the impact of governmental regulations and inquiries on the Company’s operating costs, as well as its operations generally; and (iv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
			Percent
	2008	2007	Change

OPERATING REVENUES:
Passenger	$2,414	$2,112	14.3
Freight	34	30	13.3
Other	82	56	46.4
Total operating revenues	2,530	2,198	15.1

OPERATING EXPENSES:
Salaries, wages, and benefits	800	767	4.3
Fuel and oil	753	564	33.5
Maintenance materials and repairs	143	136	5.1
Aircraft rentals	38	39	(2.6)
Landing fees and other rentals	171	136	25.7
Depreciation and amortization	145	135	7.4
Other operating expenses	392	337	16.3
Total operating expenses	2,442	2,114	15.5

OPERATING INCOME	88	84	4.8

OTHER EXPENSES (INCOME):
Interest expense	28	29	(3.4)
Capitalized interest	(8)	(13)	(38.5)
Interest income	(7)	(13)	(46.2)
Other (gains) losses, net	38	(68)	n.a.
Total other expenses (income)	51	(65)	n.a.

INCOME BEFORE INCOME TAXES	37	149	(75.2)
PROVISION FOR INCOME TAXES	3	56	(94.6)

NET INCOME	$34	$93	(63.4)

NET INCOME PER SHARE:
Basic	$.05	$.12
Diluted	$.05	$.12

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	733	786
Diluted	734	800

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

Note regarding use of non-GAAP financial measures
The financial results provided in this news release "excluding special items" are non-GAAP results that are provided as supplemental information. These results should not be relied upon as alternative measures to Generally Accepted Accounting Principles (GAAP) and primarily reflect items calculated on an "economic"
basis, which excludes certain items that are recorded as a result of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.
Items calculated on an "economic" basis consist of gains or losses for derivative instruments that settled in the current accounting period, but were either recognized in a prior period or will be recognized in a future period in GAAP results. The items excluded from economic results primarily include ineffectiveness, as defined, for future period instruments, and changes in market value for future period derivatives that no longer qualify for special hedge accounting, as defined in SFAS 133. The special items referred to in this news release also reflect adjustments for other special items that management believes it should take into consideration to more accurately measure and monitor the Company's comparative performance on a consistent basis; therefore, management wants to provide the transparency to Investors regarding its views as to a more accurate reflection of the Company’s on-going operations.

The Company's management utilizes both the GAAP and the non-GAAP results in this news release to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of the unrealized items. In part, since fuel expense is such a large part of the Company's operating costs and is subject to extreme volatility, the Company believes it is useful to provide Investors with the Company's true economic cost of fuel for the periods presented, based on cash settlements from hedging activities, but excluding the unrealized impact of hedges that will settle in future periods or were recognized in prior periods.

	Three Months Ended
	March 31,
			Percent
	2008	2007	Change

Fuel and oil expense - unhedged	$1,044	$643
Less: Fuel hedge gains included in fuel and oil expense	(291)	(79)
Fuel and oil expense - GAAP	$753	$564	33.5
Add/(Deduct): Net impact from fuel contracts (1)	(11)	14
Fuel and oil expense - economic	$742	$578	28.4

Operating income, as reported	$88	$84
Add/(Deduct): Net impact from fuel contracts (1)	11	(14)
Operating income, non-GAAP	$99	$70	41.4

Other (gains) losses, net, as reported	$38	$(68)
Add/(Deduct): Net impact from fuel contracts (1)	(23)	83
Other (gains) losses, net, non-GAAP	$15	$15	n.a.

Net income, as reported	$34	$93
Add/(Deduct): Net impact from fuel contracts (1)	34	(97)
Income tax impact of fuel contracts	(13)	37
	$55	$33
(Deduct): Change in Illinois state income tax law, net	(12)	-
Net income, non-GAAP	$43	$33	30.3

Net income per share, diluted, as reported	$.05	$.12
Add/(Deduct): Net impact from fuel contracts (1)	.02	(.08)
	$.07	$.04
Add: Impact of special items, net	(.01)	-
Net income per share, diluted, non-GAAP	$.06	$.04	50.0

(1) See Reconciliation of Impact from Fuel Contracts

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (SEE PREVIOUS NOTE)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Fuel & Oil Expense
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	$16	$(4)
Add/(Deduct): Fuel contract impact recognized in earnings in
prior or future periods for contracts settling in the current period	(27)	18
Impact from fuel contracts to Fuel & Oil Expense	$(11)	$14

Operating Income
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	$(16)	$4
Add/(Deduct): Fuel contract impact recognized in earnings in
prior or future periods for contracts settling in the current period	27	(18)
Impact from fuel contracts to Operating Income	$11	$(14)

Other (gains) losses
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$(7)	$85
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	-	(6)
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	(16)	4
Impact from fuel contracts to Other (gains) losses	$(23)	$83

Net Income
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$7	$(85)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	-	6
Add/(Deduct): Fuel contract impact recognized in earnings in
prior or future periods for contracts settling in the current period	27	(18)
Impact from fuel contracts to Net Income *	$34	$(97)

* Excludes income tax impact of unrealized items

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

	Three months ended
	March 31,
	2008	2007	Change

Revenue passengers carried	21,504,821	19,960,933	7.7%
Enplaned passengers	24,708,615	22,903,073	7.9%
Revenue passenger miles (RPMs) (000s)	17,592,159	16,109,071	9.2%
Available seat miles (ASMs) (000s)	25,193,437	23,678,376	6.4%
Load factor	69.8%	68.0%	1.8	pts.
Average length of passenger haul (miles)	818	807	1.4%
Average aircraft stage length (miles)	627	627	0.0%
Trips flown	294,790	276,900	6.5%
Average passenger fare	$112.24	$105.79	6.1%
Passenger revenue yield per RPM (cents)	13.72	13.11	4.7%
Operating revenue yield per ASM (cents)	10.04	9.28	8.2%
CASM, GAAP (cents)	9.69	8.93	8.5%
CASM, GAAP excluding fuel (cents)	6.70	6.54	2.4%
CASM, excluding special items (cents)	9.65	8.99	7.3%
CASM, excluding fuel and special items (cents)	6.70	6.54	2.4%
Fuel costs per gallon, excluding fuel tax (unhedged)	$2.79	$1.82	53.3%
Fuel costs per gallon, excluding fuel tax (GAAP)	$2.01	$1.60	25.6%
Fuel costs per gallon, excluding fuel tax (economic)	$1.98	$1.64	20.7%
Fuel consumed, in gallons (millions)	373	352	6.0%
Fulltime equivalent Employees at period-end	33,895	32,962	2.8%
Size of fleet at period-end	527	489	7.8%

CASM (unit costs) - Operating expenses per ASM

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	March 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$2,982	$2,213
Short-term investments	140	566
Accounts and other receivables	350	279
Inventories of parts and supplies, at cost	265	259
Fuel derivative contracts	1,248	1,069
Prepaid expenses and other current assets	65	57
Total current assets	5,050	4,443

Property and equipment, at cost:
Flight equipment	13,408	13,019
Ground property and equipment	1,555	1,515
Deposits on flight equipment purchase contracts	541	626
	15,504	15,160
Less allowance for depreciation and amortization	4,413	4,286
	11,091	10,874
Other assets	1,890	1,455
	$18,031	$16,772

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$787	$759
Accrued liabilities	3,756	3,107
Air traffic liability	1,198	931
Current maturities of long-term debt	40	41
Total current liabilities	5,781	4,838

Long-term debt less current maturities	2,079	2,050
Deferred income taxes	2,611	2,535
Deferred gains from sale and leaseback of aircraft	103	106
Other deferred liabilities	272	302
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,212	1,207
Retained earnings	4,811	4,788
Accumulated other comprehensive income	1,492	1,241
Treasury stock, at cost	(1,138)	(1,103)
Total stockholders' equity	7,185	6,941
	$18,031	$16,772

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)
	Three months ended
	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34	$93
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	145	135
Deferred income taxes	(5)	42
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(4)
Share-based compensation expense	5	13
Excess tax benefits from share-based
compensation arrangements	-	(29)
Changes in certain assets and liabilities:
Accounts and other receivables	(70)	(37)
Other current assets	26	(56)
Accounts payable and accrued liabilities	616	383
Air traffic liability	267	210
Other, net	(51)	(133)
Net cash provided by operating activities	964	617

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(364)	(325)
Purchases of short-term investments	(1,221)	(914)
Proceeds from sales of short-term investments	1,459	968
Net cash used in investing activities	(126)	(271)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	11	78
Payments of long-term debt and capital lease obligations	(19)	(9)
Payments of cash dividends	(7)	(7)
Repurchase of common stock	(54)	(209)
Excess tax benefits from share-based
compensation arrangements	-	29
Net cash used in financing activities	(69)	(118)

NET INCREASE IN CASH AND CASH EQUIVALENTS	769	228
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,213	1,390

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,982	$1,618

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SOUTHWEST AIRLINES CO.
REVISED BOEING 737-700 DELIVERY SCHEDULE
AS OF APRIL 17, 2008

			Purchase
	Firm	Options	Rights	Total

2008	29			29	*
2009	14			14
2010	16	6		22
2011	13	19		32
2012	13	27		40
2013	19	1		20
2014	10	8		18
2015	11	6		17
Through 2018			54	54
Total	125	67	54	246

* Currently plan to reduce fleet by 22 aircraft, bringing 2008 net additions to seven.

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